EXHIBIT 21

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                         SUBSIDIARIES OF THE REGISTRANT

                                                         Percentage of Ownership
                                       Jurisdiction of           held
Subsidiary                              Incorporation      by Registrant
----------                              -------------      -------------

First Federal Savings Bank              United States          100%



The financial statements of the subsidiary of the registrant are consolidated with those of the registrant.